Exhibit 99.3

Revolution Lighting Receives Notification of Deficiency from Nasdaq Related to Delayed Annual Report on Form 10-K

STAMFORD, Conn., March 27, 2019 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, announced today that on March 21, 2019, the Company received a notification from the Nasdaq Stock Market stating that, as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Financial Reporting Rule”), which requires timely filing of periodic financial reports with the Securities and Exchange Commission.

As previously announced on November 19, 2018, the Company has also received a notification from the Nasdaq Stock Market stating that, as a result of not having timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, the Company is not in compliance with the Financial Reporting Rule. On February 5, 2019 Nasdaq granted the Company an exception period until May 8, 2019 to file the 10-Q and regain compliance with the Financial Reporting Rule.

The Company has been unable to timely file these periodic financial reports due to the previously disclosed, ongoing review by the Company’s Audit Committee to assess the accuracy of the Company’s previously filed financial statements, the focus of which is to review the extent to which the Company incorrectly recognized revenue with respect to bill and hold transactions from 2014 until the second quarter of fiscal 2018, and to determine whether the Company’s accounting for those transactions led to material errors in its financial statements. In addition, Revolution Lighting is cooperating with an ongoing investigation by the SEC relating to certain revenue recognition practices, including bill and hold transactions that occurred from 2014 through the second quarter of 2018.

The Nasdaq notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Stock Market. In order to maintain its Nasdaq listing, the Company must regain compliance with the Financial Reporting Rule by May 8, 2019. On March 25, 2019, the Company provided Nasdaq with an update on the status of its plan to regain compliance with the Financial Reporting Rule and requested an additional exception until May 8, 2019 to file its Form 10-K. The Company intends to file the delinquent Form 10-K, including the information required in the delinquent Form 10-Q, as soon as possible. However, the Company cannot provide assurance either that it will file all delinquent filings or that all such filings will be made by May 8, 2019. If the Company is unable to regain compliance with the Financial Reporting Rule by May 8, 2019, the Company will be subject to delisting from Nasdaq.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the Nasdaq Capital Market under the ticker RVLT. For more information, please visit rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file its Annual Report on Form 10-K and whether the Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that Nasdaq will not approve the Company’s request for an exception until May 8, 2019 to file the Form 10-K, and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

RVLT Investor Relations Contact:

Amato and Partners, LLC Investor

Relations Counsel

admin@amatoandpartners.com

Source: Revolution Lighting Technologies, Inc.